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                                                                   EXHIBIT 10.13

1.   BASIC LEASE TERMS

     a.   DATE OF LEASE: May 12, 1998

     b.   TENANT: SonoSight, Inc.
          Trade Name:
          Address (Leased Premises): 19807 North Creek Parkway
                                     Bothell, Washington 98011
          Building/Unit: Second Floor
          Address (For Notices): 19807 North Creek Parkway, Second Floor
                                 Bothell, Washington 98011

          Facsimile:

     c.   LANDLORD: TMT-Bothell, LLC
          Address (For Notices):        c/o Schroder Real Estate Associates
                                        437 Madison Avenue - 18th Floor
                                        New York, NY 10022
                                        Attn: Legal Coordinator

          Facsimile: (212) 644-2790

          WITH A COPY TO Randall G. Frisk c/o Schroeder Real Estate Associates, 211 E. Ocean Blvd Suite 241, Long Beach, California 90802; facsimile
          (562) 590-9005.

          or to such other place as Landlord may from time to time designate by notice to Tenant.

     d. TENANT'S USE OF PREMISES: General administrative office and research and development of handheld ultrasound medical devices.

     e.   PREMISES: The Premises are as depicted on the attached Exhibit A.

     f. TERM OF LEASE: This Lease shall commence on August 1, 1998 or such earlier or later date as is provided in Section 3 (the "Commencement Date"), and shall terminate on the last day of the sixtieth (60th) full calendar month after the Commencement Date (the "Expiration Date").

     g.   MINIMUM MONTHLY RENT: Minimum Monthly Rent shall be as follows:

                    Months              Minimum Monthly Rent
                    ------              --------------------
                    01-03                    Rent Abated
                    04-06                      $17,493
                    07-24                      $23,324
                    25-36                      $24,338
                    37-54                      $25,352
                    55-60                      $26,367

     h. TENANT'S SHARE (For purposes of Tenant's Share of Expenses and Real Estate Taxes): 37.32%

     i. SECURITY DEPOSIT: $76,057 (subject to reduction per Section 5) NONREFUNDABLE CLEANING FEE:$N/A

     j. BROKER(S): The Broderick Group, Inc. represented both Landlord and Tenant; both parties consent to such dual representation.

     k.   GUARANTORS:

     l. TENANT'S MAXIMUM PARKING: 80 stalls (subject to increase pursuant to Section 30)

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m.   ADDITIONAL SECTIONS:

          Additional sections of this lease numbered 30 through 31 are attached hereto and made a part hereof.

     n.   EXHIBITS:
          The following Exhibits are attached hereto and made a part hereof.

     Exhibit A - The Premises
     Exhibit B - The Project (including legal description)
     Exhibit C - Certificate of Commencement Date
     Exhibit D - Signage
     Exhibit E - Rules and Regulations
     Exhibit F - Premises Completion

2.   PREMISES/COMMON AREAS/PROJECT.

     A. PREMISES. Landlord leases to Tenant the premises described in Section 1 and in Exhibit A (the "Premises"), located in this project described on Exhibit B (the "Project"). By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present condition, subject to any additional work Landlord has agreed to do.

     B. COMMON AREAS. As used in this Lease, "Common Areas" shall mean all portions of the Project not leased or demised for lease to specific tenants. During the Lease Term, Tenant and its licensees, invitees, customers and employees shall have the non-exclusive right to use the public portions of the Common Areas, including all parking areas, landscaped areas, entrances, lobbies, elevators, stairs, corridors, and public restrooms in common with Landlord, other Project tenants and their respective licensees, invitees, customers and employees. Landlord shall at all times have exclusive control and management of the Common Areas and no diminution thereof shall be deemed a constructive or actual eviction or entitle Tenant to compensation or a reduction or abatement of rent. Landlord in its discretion may increase, decrease or change the number, locations and dimensions of any Common Areas and other improvements shown on Exhibit A which are not within the Premises.


     C. PROJECT. Landlord reserves the right in its sole discretion to modify or alter the configuration or number of buildings in the Project, provided only that such modification or alteration will not materially adversely affect Tenant's use of the Premises.

3. TERM. The Commencement Date listed in Section 1 of this Lease represents an estimate of the Commencement Date. This Lease shall commence on the estimated Commencement Date if the Premises Improvement Work (as defined in Exhibit F) is substantially completed (as that term is used in the construction industry) at least two (2) weeks prior to such date, or if Tenant commences beneficial occupancy prior to that date, then on the date Tenant commences beneficial occupancy. Otherwise the Commencement Date shall be on that later date that is the first to occur of the following events (i) two (2) weeks after the date on which Landlord notifies Tenant that the Premises Improvement Work is substantially complete, (ii) the date on which Tenant takes possession or commences beneficial occupancy of the Premises, or (iii) if substantial completion of the Premises Improvement Work is delayed due to Tenant's failure to perform its obligations under this Lease, then the date reasonably determined by Landlord as two (2) weeks after the date upon which the Premises Improvement Work would have been substantially completed, but for Tenant's failure to perform. If this Commencement Date is later than the Section 1 Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Landlord shall confirm the Commencement Date by written notice to Tenant in the form attached hereto as Exhibit C. This Lease shall be for a term ("Lease Term") beginning on the Commencement Date and ending on the Expiration Date, unless extended or sooner terminated in accordance with the terms of this Lease. All provisions of this Lease, other than those relating to payment of Minimum Monthly Rent and Additional Rent, shall become effective upon the date that Tenant or its officers, agents,

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     employees or contractors is first present on the Premises for construction, installation or move-in-purposes.

4. RENT

     A. MINIMUM MONTHLY RENT. Tenant shall pay Landlord minimum monthly rent in the initial amount in Section 1 which shall be payable monthly in advance on the first day of each and every calendar month ("Minimum Monthly Rent") provided, however, the first month's Minimum Monthly Rent and Tenant's Share of Expenses and Real Estate Taxes is due and payable upon execution of this Lease. If the term of this Lease contains any rental abatement period, Tenant hereby agrees that if Tenant breaches the Lease and fails to cure such breach within the applicable cure period, if any, and/or abandons the Premises before the end of the Lease term, or if Tenant's right to possession is terminated by Landlord because of Tenant's breach of the Lease, the rental abatement period shall be deemed extinguished, and there shall be immediately due from Tenant to Landlord, in addition to any damages otherwise due Landlord under the terms and conditions of the Lease, Minimum Monthly Rent prorated for the entirety of the rental abatement period at the average Minimum Monthly Rent for the Lease, plus any and all other charges (such as Expenses or Real Estate Taxes) that were abated during such rental abatement period.

          For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated Rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this agreement.

     B. EXPENSES/REAL ESTATE TAXES. The purpose of this Section 4(b) is to ensure that Tenant bears a share of all Expenses and Real Estate Taxes related to the use, maintenance, ownership, repair or replacement, and insurance of the Project. Accordingly, beginning on the date Tenant takes possession of the Premises, Tenant shall each month pay to Landlord one-twelfth (1/12) of Tenant's Share of Expenses and Real Estate Taxes related to the Project. As used in this Lease, "Tenant's Share of Real Estate Taxes" shall mean total Real Estate Taxes for the Project multiplied by Tenant's Share (as defined in Section 1(i), and "Tenant's Share of Expenses" shall mean total Expenses for the Project, multiplied by Tenant's Share, provided that Landlord may specially allocate individual Expenses where and in the manner necessary, in Landlord's reasonable discretion, to appropriately reflect the consumption of the expense or service. For example where some but not all premises in the Project have HVAC, Landlord may reallocate Project Expenses for HVAC to all premises utilizing HVAC to be apportioned on a per square foot basis, or could allocate to each premises utilizing HVAC the cost of maintaining that space's individual unit. In the event the average occupancy level of the Project for any year is less than ninety five percent (95%), the actual Expenses for such year shall be proportionately adjusted to reflect those costs which Landlord reasonably estimates would have been incurred, had the Project been ninety five percent (95%) occupied during such year.

               1) EXPENSES DEFINED. The term "Expenses" shall mean all costs and expenses of the ownership, operation, maintenance, repair or replacement, and insurance of the Project, including without limitation, the following costs:

               (a) All supplies, materials, labor, equipment, and utilities used in or related to the operation and maintenance of the Project,

               (b) All maintenance, management, janitorial, legal, accounting, insurance, and service agreement costs related to the Project;

               (c) All maintenance, replacement and repair costs relating to the areas within or around the Project, including, without limitation, air conditioning systems, sidewalks, landscaping, service areas, driveways, parking areas (including resurfacing and restriping parking areas), walkways, building exteriors (including painting), signs and directories, repairing and replacing

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               roofs, walls, etc. These costs may be included either based on actual expenditures or the use of an accounting reserve based on past cost experience for the Project.

               (d) Amortization (along with reasonable financing charges) of capital improvements made to the Project which may be required by any government authority or which will improve the operating efficiency of the Project (provided, however, that the amount of such amortization for improvements not mandated by government authority shall not exceed in any year the amount of costs reasonably determined by Landlord in its sole discretion to have been saved by the expenditure either through the reduction or minimization of increases which would have otherwise occurred).

               (e) Landlord agrees that Expenses as defined in Section 4(b) shall not include leasing commissions; payments of principal and interest on any mortgages, deeds of trust or other encumbrances upon the Project; depreciation of the capital cost of capital improvements except as provided at 4(b)(1)(d) or (f); Landlord's executive salaries, management fees in excess of market rates; costs resulting from defective design or construction of the Project; costs incurred in connection with entering into new leases; or costs of disputes under existing leases. In no event shall Expenses include any charge for which Landlord receives reimbursement from insurance or from another Tenant, nor shall any item of Expense be counted more than once, nor shall Landlord collect more than one hundred percent (100%) of Expenses.

               (f)  Capital Expenditures. If, during the Term of this Lease,
                    --------------------
               Landlord shall make a capital expenditure to replace an improvement or system pursuant to Section 4(b)(1)(c) (except such items as are Landlord's sole expense pursuant to Section 12 below) or that is otherwise chargable as an Expense pursuant to
               Section 4(b)(1)(d), then Tenant shall pay Tenant's proportionate share of the Annual Amortization of such capital expenditure. Annual Amortization shall be determined by amortizing the original capital expenditure at the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Premises are located over the number of years of the useful life of the capital expenditure. With respect to capital expenditures, Tenant shall commence payment as Additional Rent of one twelfth (1/12th) of the annual amount shown in Landlord's notice with the next and each succeeding installment of Basic Rent becoming due during the Term, provided that the item for which the expenditure was made has been fully completed on the date of Tenant's first payment, and further provided that Tenant has received notice of such amount at least fifteen (15) days prior to the date on which payment is due, but if it is not so received, then Tenant's payment shall commence as of the following month. For purposes of this Lease, "capital expenditure" is defined as (i) the acquisition of a prior non-existing asset or the replacement of a pre-existing asset, (ii) not acquired in the ordinary course of business and (iii) not characterized as an operating cost or expense, provided that the acquired asset must be premanently affixed to the real estate and excludes all personal, removable trade fixtures, and repairs to existing assets.

               2) REAL ESTATE TAXES DEFINED. The term "Real Estate Taxes" shall mean all taxes, assessments (general and special) and other impositions or charges which may be taxed, charged, levied, assessed or imposed upon all or any portion of or in relation to the Project or any portion thereof, any leasehold estate in the Premises or measured by Rent from the Premises, including any increase caused by the transfer, sale or encumbrance of the Project or any portion thereof. "Real Estate Taxes" shall also include any form of assessment, levy, penalty, charge or tax (other than estate, inheritance, net income, or franchise taxe) imposed by any authority having a direct or indirect power to tax or charge, including, without limitation, any city, county, state federal or any improvement or other district, whether such tax is (1) determined by the value of the Project or the Rent or other sums payable under this Lease; (2)

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          upon or with respect to any legal or equitable interest of Landlord in the Project or any part thereof; (3) upon this transaction or any document to which Tenant is a party creating a transfer in any interest in the Project, (4) in lieu of or as a direct substitute in whole or in part of or in addition to any Real Estate Taxes on the Project, (5) based on any parking spaces or parking facilities provided in the Project, or (6) in consideration for services, such as police protection, fire protection, street, sidewalk and roadway maintenance, refuse removal or other services that may be provided by any governmental or quasi-governmental agency from time to time which were formerly provided without charge or with less charge to property owners or occupants.

               3) ANNUAL ESTIMATE OF TENANT'S SHARE OF EXPENSES AND REAL ESTATE TAXES. When Tenant takes possession of the Premises, Landlord shall estimate Tenant's Share of Expenses and Real Estate Taxes for the remainder of the calendar year, and at the commencement of each calendar year thereafter, Landlord shall estimate Tenant's Share of Expenses and Real Estate Taxes for the coming year by multiplying the estimated annual Project Expenses and Real Estate Taxes by Tenant's Share.

               4) MONTHLY PAYMENT OF EXPENSES AND REAL ESTATE TAXES. Tenant shall pay to Landlord, monthly in advance, as Additional Rent, one-twelfth (1/12) of the Annual Estimate of Tenant's Share of Expenses and Real Estate Taxes beginning on the date Tenant takes possession of the Premises. As soon as practical following each calendar year, Landlord shall prepare an accounting of actual Expenses and Real Estate Taxes incurred during the prior calendar year and such accounting shall reflect Tenant's Share of Expenses and Real Estate Taxes. If the Additional Rent paid by Tenant under this Section 4(b)(4) during the preceding calendar year was less than the actual amount of Tenant's Share of Expenses and Real Estate Taxes, Landlord shall so notify Tenant and Tenant shall pay such amount to Landlord within 30 days of receipt of such notice. Such amount shall be deemed to have accrued during the prior calendar year and shall be due and payable from Tenant even though the term of this Lease has expired or this Lease has been terminated prior to Tenant's receipt of this notice. Tenant shall have thirty (30) days from receipt of such notice to contest the amount due, failure to so notify Landlord shall represent final determination of Tenant's Share of Expenses and Real Estate Taxes. If Tenant's payments were greater than the actual amount, then such overpayment shall be credited by Landlord to Tenant's Share of Expenses and Real Estate Taxes due under this
          Section 4(b)(4), or, if such overpayment is determined after the expiration of this Lease, then after payment of any remaining sums due from Tenant to Landlord, such overpayment shall be promptly refunded by Landlord to Tenant.

     C. RENT WITHOUT OFFSET AND LATE CHARGE. As used herein, "Rent" shall mean all monetary sums due from Tenant to Landlord. All Minimum Monthly Rent and Tenant's Share of Expenses and Real Estate Taxes shall be paid by Tenant to Landlord without prior notice or demand in advance on the first day of every calendar month, at the address shown in
          Section 1, or such other place as Landlord may designate in writing from time to time. Whether or not so designated, all other sums due from Tenant under this Lease shall constitute Additional Rent, payable without prior notice or demand when specified in this Lease, but if not specified, then within three (3) days of written demand. All Rent shall be paid without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. Proration of Rent due for any partial month shall be calculated by dividing the number of days in the month for which Rent is due by the actual number of days in that month and multiplying by the applicable monthly rate. Tenant acknowledges that late payment by Tenant to Landlord of any Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if any Rent or other sum due from Tenant is not received within ten (10) days of the date due, Tenant shall pay to Landlord an additional sum equal to 8% of such overdue payment. Landlord

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          and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and that the late charge is in addition to any and all remedies available to the Landlord and that the assessment and/or collection of the late charge shall not be deemed a waiver of any other default. Additionally, all delinquent Rent or other sums, plus this late charge, shall bear interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of $25.00, and thereafter, Landlord may require Tenant to pay all future payments of Rent or other sums due by money order or cashier's check.

5. DEPOSIT. Upon execution of this Lease, Tenant shall deposit a security deposit as set forth in Section 1(i) with Landlord. If Tenant has not been in default at any time as of the end of the thirty-six (36/th/) month of the Lease Term, Landlord shall promptly return $24,338 of the Security Deposit at that time. If Tenant has not been in default at any time as of the end of the forth-eighth (48/th/) month of the Lease Term, Landlord shall promptly return an additional $25,352 of the Security Deposit at that time (leaving a balance of $26,367). If Tenant is in default at any time, Landlord can use the security deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting form Tenant's default. Upon demand, Tenant shall immediately pay to Landlord a sum equal to the portion of the security deposit expended or applied by Landlord to restore the security to its full amount. In no event will Tenant have the right to apply any part of the security deposit to any Rent or other sums due under this Lease. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the remaining balance of the security deposit to Tenant. Landlord's obligations with respect to the deposit are those of a debtor and not of a trustee, and Landlord can commingle the security deposit with Landlord's general funds. Landlord shall not be required to pay Tenant interest in deposit. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid deposit; however, such endorsement and cashing shall not constitute Landlord's acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall promptly return said prepaid deposit. Each time the Minimum Monthly Rent is increased, Tenant shall deposit additional funds with Landlord sum sufficient to increase the security deposit to an amount which bears the same relationship to the adjusted Minimum Monthly Rent as the initial security deposit bore to the Minimum Monthly Rent.

6. USE OF PREMISES AND PROJECT FACILITIES. Tenant shall use the Premises solely for the purposes set forth in Section 1 and for no other purpose without obtaining the prior written consent of Landlord. Tenant acknowledges that neither Landlord or any agent of Landlord has made any representation or warranty with respect to the Premises or with respect to the suitability of the Premises or the Project for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or the Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Project as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall promptly comply with all laws, ordinances, orders and regulations affecting the Premises and the Project, including, without limitation, any rules and regulations that may be attached to this Lease and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. Tenant acknowledges that, except for Landlord's obligations pursuant to Section 12, Tenant is solely responsible for ensuring that the Premises comply with any and all governmental regulations applicable to Tenant's conduct of business on the Premises, and that Tenant is solely responsible for any alterations or improvements that may be required by such regulations, now existing or hereafter adopted (including but not limited to compliance with the Americans with Disabilities Act) required as a result of any special employee accommodations or any improvements or alterations installed by Tenant after construction of Landlord's Work. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Project or which will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project. Tenant will not perform any act or carry on any practices that may injure the Premises or the Project; that may be a nuisance or menace to other tenants in the Project; or

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     that shall in any way interfere with the quiet enjoyment of such other tenants. Tenant shall not use the Premises for sleeping, washing clothes, cooking (except incidental lunchroom uses) or the preparation, manufacture or mixing of anything that might emit any objectionable odor, noises, vibrations or lights onto such other tenants. If sound insulation is required to muffle noise produced by Tenant on the Premises, Tenant at its own cost shall provide all necessary insulation. Tenant shall not do anything on the premises which will overload any existing parking or service to the Premises. Pets and/or animals of any type shall not be kept on the Premises.

     Tenant acknowledges that the balance of the Building will be used by Western PCS BTA 1 Corporation (Western Wireless) as a switching station, including satellite dishes and a monopole antenna. Tenant believes that Tenant does not require any greater electrical, electromagnetic or radio waive shielding than is required for general administrative office uses, and agrees that if any such greater shielding is required, Tenant shall install same at Tenant's expense. Tenant covenants and agrees that Tenant shall not engage in any uses that would produce electrical, electromagnetic or radio emissions that would interfere with the operations of a cellular communications switching station.

7.   HAZARDOUS SUBSTANCES; DISRUPTIVE ACTIVITIES

     A.   HAZARDOUS SUBSTANCES.

          1) Tenant shall not, without Landlord's prior written consent, keep on or around the Premises, Common Areas or Building, for use, disposal, treatment, generation, storage or sale, any substances designed as, or containing components designated as hazardous, dangerous, toxic or harmful (collectively referred to as "Hazardous Substances"), and/or is subject to regulation, statute or ordinance. Landlord hereby consents to Tenant's use of such Hazardous Substances (and in such amounts) as are commonly used in general administrative office uses, provided all such Hazardous Substances are used in compliance with the requirements of this Section 7. With respect to any Hazardous Substance, Tenant shall:

                    (a) Comply promptly, timely, and completely with all governmental requirements for reporting, keeping, and submitting manifests, and obtaining and keeping current identification numbers;

                    (b) Submit to Landlord true and correct copies of all reports, manifests, and identification numbers within five
                    (5) days of the time they are required to be and/or are submitted to the appropriate governmental authorities;

                    (c) Within five (5) days of Landlord's written request, submit written reports to Landlord regarding Tenant's use, storage, treatment, transportation, generation, disposal or sale of Hazardous Substances and provide evidence satisfactory to Landlord of Tenant's compliance with the applicable government regulations;

                    (d) Allow Landlord or Landlord's agent or representative to come on the premises at all reasonable times to check Tenant's compliance with all applicable governmental regulations regarding Hazardous Substances;

                    (e) Comply with minimum levels, standards or other performance standards or requirements which may be set forth or established for certain Hazardous Substances (if minimum standards or levels are applicable to Hazardous Substances present on the Premises, such levels or standards shall be established by an on-site inspection by the appropriate governmental authorities and shall be set forth in an addendum to this Lease); and

                    (f) Comply with all applicable governmental rules, regulations and requirements regarding the proper and lawful use, sale, transportation, generation, treatment, and disposal of Hazardous Substances.

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          2)   COSTS. Any and all costs incurred by Landlord and associated with
          Landlord's monitoring of Tenant's compliance with this Section 7, including Landlord's reasonable attorney's fees and costs, shall be Additional Rent and shall be due and payable to Landlord within five
          (5) days of written demand by Landlord.

     B.   CLEANUP COSTS, DEFAULT AND INDEMNIFICATION.

          1) Tenant shall be fully and completely liable to Landlord for any and all cleanup costs, and any and all other charges, fees, penalties (civil and criminal) imposed by any governmental authority with respect to Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances, in or about the Premises, Common Areas, or Building.

          2) Tenant shall indemnify, defend and save Landlord and Landlord's lender, if any, harmless from any and all of the costs, fees, penalties and charges assessed against or imposed upon Landlord (as well as Landlord's and Landlord's lender's reasonable attorneys' fees and costs) as a result of Tenant's use, disposal, transportation, generation and/or sale of Hazardous Substances.

          3) Upon Tenant's default under this Section 8, in addition to the rights and remedies set forth elsewhere in this Lease, Landlord shall be entitled to the following rights and remedies:

               (a) In the event of a threat of damage to persons or property that Tenant does not commence to cure within twenty-four (24) hours of notice from Landlord (or such shorter time as is reasonably required in an emergency), and/or if Tenant fails to continue such cure using best available technology, then Landlord may terminate this Lease; and/or

               (b) To recover any and all damages associated with the default, including, but not limited to cleanup costs and charges, civil and criminal penalties and fees, loss of business and sales by Landlord and other tenants of the Building, any and all damages and claims asserted by third parties and Landlord's reasonable attorneys' fees and costs.

     C.   DISPOSAL OF WASTE

          1) REFUSE DISPOSAL. Tenant shall not keep any trash, garbage, waste or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove same from the Premises. Tenant shall keep all incinerators, containers or other equipment used for storage or disposal of such materials in a clean and sanitary condition.

          2) SEWAGE DISPOSAL. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system (a) for the disposal of anything except sanitary sewage or (b) in excess of the lesser amount (i) reasonably contemplated by the uses permitted under this Lease or (ii) permitted by any governmental entity. Tenant shall keep the sewage disposal system free of all obstructions and in good operating condition.

          3) DISPOSAL OF OTHER WASTE. Tenant shall properly dispose of all other waste or other matter delivered to, stored upon, located upon or within, used on, or removed from, the Premises in such a manner that it does not, and will not, adversely affect the (a) health or safety of persons within the Premises or the Project (or outside the Project if such effect would result in liability to Landlord), (b) condition, use or enjoyment of the Premises or the Project or any area outside the Project if such effect would result in liability to Landlord, or
          (c) Premises or Project or any of the improvements thereto or thereon including buildings, foundations, pipes, utility lines, landscaping or parking areas.

     D.   DISRUPTIVE ACTIVITIES.  Tenant shall not:

          1) Produce, or permit to be produced, any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not, outside the Premises, be materially different that the light or heat from other sources outside the Premises;

          2) Create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property outside the Premises, or which will create a nuisance or violate any governmental law, rule, regulation or requirement;

          3) Create, or permit to be created, any ground vibration that is materially discernible outside the Premises;

          4) Transmit, receive or permit to be transmitted or received, any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, or about the Project; or

          5) Create, or permit to be created, any noxious odor that is disruptive to the business operations of any other tenant in the Project.

8. SIGNAGE. All signing shall comply with rules and regulations set forth by Landlord as may be modified from time to time. Current rules and regulations relating to signs are described on Exhibit D. Tenant shall be permitted to install exterior Building signage permitted under applicable codes and regulations and subject to Landlord's prior written consent, which shall not be unreasonably withheld for signage consistent with other signage in the Project. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord's prior written consent. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent which shall not be unreasonably withheld. Any material violating this provision may be destroyed by Landlord without compensation to Tenant.

9. PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

10. PARKING. Tenant shall be entitled to up to the number of vehicle parking spaces specified in Section 1(1), unreserved and unassigned, on those portions of the Common Area designated by Landlord for parking.

     A.   BASIC REGULATIONS.

          1) Tenant shall not use more parking spaces than said number. Said parking spaces shall be used only for parking by vehicles no larger than full size passenger automobiles or vans or similar size vehicles which can fit in a single parking space.

          2) Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Landlord for such activities.

          3) If Tenant permits or allows any of the prohibited activities described in This Section 10, then Landlord shall have the right, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle and charge the cost to Tenant, which cost shall be due and payable within five (5) days of written demand by Landlord.

          4) All automobiles, trucks, and other vehicles of Tenant, Tenant's subtenants, concessionaires and licensees and their officers, agents and employees shall be parked only in such place as may be designated by Landlord as employee parking areas. If requested by Landlord, Tenant will furnish Landlord with license numbers of said vehicles.

     B. ADDITIONAL REGULATIONS. Landlord reserves the right at any time to grant similar non-exclusive use to other tenants, to promulgate rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking. Landlord's current rules and regulations are attached hereto as Exhibit E.

11. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises and not otherwise charged as part of Tenant's Share of Expenses and shall be responsible for procuring and paying for janitorial and waste disposal services. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the actual cost of such installation.

12. MAINTENANCE. Landlord shall maintain, in good condition, the structural parts of the Premises, which shall include only the foundations, bearing and exterior walls (excluding glass), subflooring and roof (excluding skylights), the unexposed electrical, plumbing and sewerage systems, including those portions of the systems lying outside the Premises, gutters and downspouts on the Building; provided, however, the cost of all such maintenance shall be considered "Expenses" for purposes of Section 4(b), provided only that during the first twelve (12) months of the Lease Term, Landlord shall be solely responsible for any capital replacements or repairs required on the roof or HVAC and not caused by Tenant's work within the Building or the Premises. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, storefronts, floors, ceilings, interior and exterior doors, exterior and interior windows and fixtures and interior plumbing as well as damage caused by Tenant, its agents, employees or invitees, as well as maintaining a commercially reasonable HVAC maintenance contract (a copy of which shall be provided to Landlord). Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as existed at the commencement of the term, except for reasonable wear and tear or damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds.

13. ALTERATIONS. Tenant shall not make any alterations to the Premises, or to the Project, including any changes to the existing landscaping, without Landlord's prior written consent. If Landlord gives its consent to such alterations, Landlord may post notices in accordance with the laws of the State of Washington. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord may, within 30 days before or 30 days after expiration of the term, elect to require Tenant to remove any alterations which Tenant may have made to the Premises. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the term or within 30 days after notice of its election is given, whichever is later, provided that the "condition designated by Landlord" must be either the condition of the Premises at the time of completion of the initial Premises Improvements or such other condition as would require no greater restoration cost than would be required to restore the Premises to the condition at the time of completion of the initial Premises Improvements.

     Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications reasonably approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics' liens which may result from construction by Tenant.

14.  RELEASE AND INDEMNITY.

     A. INDEMNITY. Tenant shall indemnify, defend (using legal counsel acceptable to Landlord) and save Landlord and its property manager harmless from all claims, suits, losses, damages, fines penalties, liabilities and expenses (including Landlord's personnel and overhead costs and reasonable attorneys fees and other costs incurred in connection with claims, regardless of whether such claims involve litigation) resulting from any actual or alleged injury (including death) of any person or from any actual or alleged loss of or damage to, any property arising out of or in connection with (i) Tenant's occupation, use or improvement of the Premises, or that of its employees, agents or contractors, (ii) Tenant's breach of its obligations hereunder, or (iii) any act or omission of Tenant or any subtenant, licensee, assignee or concessionaire of Tenant, or of any officer, agent, employee, guest or invitee of Tenant, or of any such entity in or about the Premises. Tenant agrees that the foregoing indemnity specifically covers actions brought by its own employees. This indemnity with respect to acts or omissions during the term of this Lease shall survive termination or expiration of this Lease. The foregoing indemnity is specifically and expressly intended to, constitute a waiver of Tenant's immunity under Washington's Industrial Insurance Act, RCW Title 51, to the extent necessary to provide Landlord with a full and complete indemnity from claims made by Tenant and its employees, to the extent provided herein. Tenant shall promptly notify Landlord of casualties or accidents occurring in or about the Premises. LANDLORD AND TENANT ACKNOWLEDGE THAT THE INDEMNIFICATION PROVISIONS OF SECTION 7(B) AND THIS SECTION 14 WERE SPECIFICALLY NEGOTIATED AND AGREED UPON BY THEM.

     B. RELEASE. Tenant hereby fully and completely waives and releases all claims against Landlord for any losses or other damages sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises, including but not limited to: any defect in or failure of Project equipment; any failure to make repairs; any defect, failure, surge in, or interruption of Project facilities or services; any defect in or failure of Common Areas; broken glass; water leakage; the collapse of any Building component; or any act, omission or negligence of co-tenants, licensees or any other persons or occupants of the Building, provided only that the release contained in this Section 14(b) shall not apply to claims for actual damage to persons or property (excluding consequential damages such as lost profits) resulting directly from Landlord's gross negligence or breach of its express obligations under this Lease which Landlord has not cured within a reasonable time after receipt of written notice of such breach from Tenant.

     C. LIMITATION ON INDEMNITY. In compliance with RCW 4.24.115 as in effect on the date of this Lease, all provisions of this Lease pursuant to which Landlord or Tenant (the "Indemnitor") agrees to indemnify the other (the "Indemnitee") against liability for damages arising out of bodily injury to Persons or damage to property relative to the construction, alteration, repair, addition to, subtraction from, improvement to, or maintenance of, any building, road, or other structure, project, development, or improvement attached to real estate, including the Premises, (i) shall not apply to damages caused by or resulting from the sole negligence of the Indemnitee, its agents or employees, and (ii) to the extent caused by or resulting from the concurrent negligence of (a) the Indemnitee or the Indemnitee's agents or employees, and (b) the Indemnitor or the Indemnitor's agents or employees, shall apply only to the extent of the Indemnitor's negligence; PROVIDED, HOWEVER, the limitations on indemnity set forth in this Section shall automatically and without further act by either Landlord or Tenant be deemed amended so as to remove any of the restrictions contained in this Section no longer required by then applicable law.

     D. DEFINITIONS. As used in any Section establishing indemnity or release of Landlord, "Landlord" shall include Landlord, its partners, officers, agents, employees and contractors, and "Tenant" shall include Tenant and any person or entity claiming through Tenant.

15. INSURANCE. Tenant, at its cost, shall maintain public liability and property damage insurance and (if any product is manufactured on the Premises) products liability insurance, all with a single combined liability limit of $2,000,000, insuring against all liability of Tenant and its representatives, employees, invitees, and agents arising out of or in connection with Tenant's use or occupancy of the Premises. Public liability insurance, products liability insurance (if applicable) and property damage insurance shall insure performance by Tenant of the indemnity provisions of
     Section 14. Landlord and its management contractor shall be named as additional insured and the policy shall contain cross-liability endorsements. On all its personal property, at its cost, Tenant shall maintain a policy of standard fire and extended coverage insurance with vandalism and malicious mischief endorsements and "all risk" coverage on all Tenant's improvements and alterations, including without limitation, all items of Tenant responsibility described in Section 12 in or about the Premises, to the extent of at least 90% of their full replacement value. The proceeds from any such policy shall be used by Tenant for the replacement of personal property and the restoration of Tenant's improvements or alterations. All insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to business or to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under any insurance policy carried by Tenant in force at the time of such damage. In addition, Tenant hereby independently releases Landlord from any and all claims for damage to business or to any person or the Premises and the Project, and to Tenant's fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks that would have been insured against under any insurance policy required by this Lease to be carried by Tenant, even if Tenant failed to so carry the required insurance. All insurance required to be provided by Tenant under this Lease; (a) shall be issued by Insurance companies authorized to do business in the state in which the premises are located with a financial rating of at least an A+X status as rated in the most recent edition of Best's Insurance Reports; (b) shall be issued as a primary policy; shall be on an occurrence basis; and (d) shall contain an endorsement requiring at least 30 days prior written notice of cancellation to Landlord and Landlord's lender, before cancellation or change in coverage, scope or amount of any policy. Tenant shall deliver a certificate or copy of such policy together with evidence of payment of all current premiums to Landlord within 30 days of execution of this Lease. If Tenant fails at any time to maintain the insurance required by this Lease, and fails to cure such default within five (5) business days of written notice from Landlord then, in addition to all other remedies available under this Lease and applicable law, Landlord may purchase such insurance on Tenant's behalf and the cost of such insurance shall be Additional Rent due within ten (10) days of written invoice from Landlord to Tenant.

16. DESTRUCTION. If during the term, the Premises or Project are more than 10% destroyed from any cause, or rendered inaccessible or unusable from any cause, Landlord may, in its sole discretion, terminate this Lease by delivery of notice to Tenant within 30 days of such event without compensation to Tenant. If in Landlord's estimation, the Premises cannot be restored within 90 days following such destruction, the Landlord shall notify Tenant and Tenant may terminate this Lease by delivery of notice to Landlord within 30 days of receipt of Landlord's notice. If neither Landlord nor Tenant terminates this Lease as provided above, then Landlord shall commence to restore the Premises in compliance with then existing laws and shall complete such restoration with due diligence. In such event, this Lease shall remain in full force and effect, but there shall be an abatement of Minimum Monthly Rent and Tenant's Share of Expenses between the date of destruction and the date of completion of restoration, based on the extent to which destruction interferes with Tenant's use of the Premises.

17.  CONDEMNATION.

     A. TAKING. If all of the Premises are taken by Eminent Domain, this Lease shall terminate as of the date Tenant is required to vacate the Premises and all Minimum and Additional Rent shall be paid to that date. The term "Eminent Domain" shall include the taking or damaging of property by, through or under any governmental or statutory authority, and any purchase or acquisition in lieu thereof, whether the damaging or taking is by government or any other person. If, in the reasonable judgment of Landlord, a taking of any part of the Premises by Eminent Domain renders the remainder thereof unusable for the business of Tenant (or the cost of restoration of the Premises is not commercially reasonable), the Lease may, at the option of either party, be terminated by written notice given to the other party not more than thirty (30) days after Landlord gives Tenant written notice of the taking, and such termination shall be effective as of the date when Tenant is required to vacate the portion of the Premises so taken. If this Lease is so terminated, all Minimum and Additional Rent shall be paid to the date of termination. Whenever any portion of the Premises is taken by Eminent Domain and this Lease is not terminated, Landlord shall at its expense proceed with all reasonable dispatch to restore, to the extent of available proceeds and to the extent it is reasonably prudent to do so, the remainder of the Premises to the condition they were in immediately prior to such taking, and Tenant shall at its expense proceed with all reasonable dispatch to restore its personal property and all improvements made by it to the Premises to the same condition they were in immediately prior to such taking. The Minimum and Additional Rent payable hereunder shall be reduced from the date Tenant is required to partially vacate the Premises in the same proportion that the Rentable Area taken bears to the total Rentable Area of the Premises prior to taking.

     B. AWARD. Landlord reserves all right to the entire damage award or payment for any taking by Eminent Domain, and Tenant waives all claim whatsoever against Landlord for damages for termination of its leasehold interest in the Premises or for interference with its business. Tenant hereby grants and assigns to Landlord any right Tenant may now have or hereafter acquire to such damages and agrees to execute and deliver such further instruments of assignment as Landlord may from time to time request. Tenant shall, however, have the right to claim from the condemning authority all compensation that may be recoverable by Tenant on account of any loss incurred by Tenant in moving Tenant's merchandise, furniture, trade fixtures and equipment, provided, however, that Tenant may claim such damages only if they are awarded separately in the eminent domain proceeding and not out of or as part of Landlord's damages.

18.  ASSIGNMENT AND SUBLETTING.

     A. RIGHT TO ASSIGN AND SUBLEASE. Landlord and Tenant recognize and specifically agree that this Section 18 is an economic provision, like Rent, and that the Landlord's right to recapture, and to share in profits, is granted by Tenant to Landlord in consideration of certain other economic concessions granted by Landlord to Tenant. Tenant may voluntarily assign its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, upon first obtaining Landlord's prior consent. Such consent shall not be unreasonably withheld provided that such assignment or sublease does not conflict with or result in a breach of Sections 1(d) and 6 (Use) and the proposed assignee or sublessee of Tenant's proposed assignment or sublease is not:

               1)   a governmental entity;

               2) a person with whom Landlord has negotiated for space in the Project during the twelve (12) month period ending with the date Landlord receives notice of such assignment, encumbrance or subletting;

               3) if there is a then-existing vacancy in the Project, a present Tenant in the Project;

               4) a person or business entity whose tenancy in the Project would violate any exclusivity arrangement which Landlord has with any other tenant;

               5) a person whose tenancy results in a greater parking burden than existed under Tenant's initial general administrative office use.

     Any assignment, encumbrance or sublease without Landlord's prior consent shall be voidable, at Landlord's election, and shall constitute a default. No consent to an assignment, encumbrance or sublease shall constitute a further waiver of the provisions of this Section 18.

     B. PROCEDURE FOR ASSIGNMENT AND SUBLEASE/LANDLORD'S RECAPTURE RIGHTS. Tenant shall advise Landlord by notice of (1) Tenant's intent to assign, encumber, or sublease this Lease, (2) the name of the proposed assignee or sublessee, and evidence reasonably satisfactory to Landlord that such proposed assignee or sublease is comparable in reputation, stature and financial condition to the other tenants then leasing comparable space in the Project, and (3) the terms of the proposed assignment or subletting. Landlord shall, within thirty (30) days of receipt of such notice and receipt of any additional information requested by Landlord concerning the proposed assignee's or sublessee's responsibility, elect one of the following:

               (i) Acknowledge that it does not object to such proposed assignment, encumbrance or sublease;

               (ii) Object to such proposed assignment, encumbrance or sublease, which objection shall be on reasonable grounds; or

               (iii) Elect to terminate the Lease in the event of an assignment, or in the case of a sublease for the then remaining balance of the term, terminate this Lease as to the portion of the Premises proposed to be sublet for the proposed term of the sublease.

     C. CONDITIONS REGARDING CONSENT TO SUBLEASE AND ASSIGNMENT. As a condition for Landlord not objecting to any assignment, encumbrance or sublease, Tenant must require that the rent payable by such assignee or sublessee is at least at the then current rental rates for the Premises or comparable space in the Project, but not less than the then current Rent under this Lease and, if Landlord so requests, shall require that the assignee or sublessee remit directly to Landlord on a monthly basis, all rent due to Tenant by said assignee or sublessee. In the event that Landlord does not object to an assignment or sublease under the provisions of this Section 18, Tenant shall pay Landlord's reasonable processing costs and reasonable attorney's fees incurred by Landlord agreeing not to object. Notwithstanding any permitted assignment or subletting, Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under the Lease and for compliance with all obligations under the terms, provisions and covenants of the Lease. If for any proposed assignment or sublease, Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent required by this Lease, or, in the case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent, one hundred percent (100%) of the excess of each such payment of rent or other consideration received by Tenant within five (5) days of its receipt.

    D. AFFILIATED COMPANIES/RESTRUCTURING OF BUSINESS ORGANIZATION. Occupancy of all or part of the Premises by parent, subsidiary, or affiliated companies of Tenant shall not be deemed an assignment or subletting provided that such parent, subsidiary or affiliated companies were not formed as a subterfuge to avoid the obligation of this Section 18. If Tenant is a corporation, unincorporated association, trust or general or limited partnership, then the sale, assignment, transfer or hypothecation of any shares, partnership interest, or other ownership interest of such entity which from time to time in the aggregate exceeds twenty-five percent (25%) of the total outstanding shares, partnership interests or ownership interest of such entity (provided that the sale or issuance or trading of publicly held and traded shares shall not trigger this provision) or which effects a change in the management or control of Tenant, or the dissolution, merger, consolidation, or other reorganization of such entity, or the sale, assignment, transfer or hypothecation of more than forty percent (40%) of the value of the assets of such entity, shall be deemed an assignment subject to the provisions of this section.

19. DEFAULT. The occurrence of any of a the following shall constitute a default by Tenant: (a) a failure to pay Rent or other charge when due, provided that Landlord shall not exercise any of its rights under this
     Section 19(a) until Landlord has given Tenant notice of such default and a cure period of (3) days from receipt of such notice, and Tenant has failed to pay such rent or other charge within such cure period; (b) abandonment and vacation of the Premises (failure to occupy and operate the Premises for ten consecutive day shall be conclusively deemed an a and vacation); or
     (c) failure to perform any other provision of this Lease, provided that Landlord shall not exercise any of its rights under this Section 19(c) until Landlord has given Tenant notice of such default and a cure period of thirty (30) days from receipt of such notice, and Tenant has failed to cure such default within such cure period, period, provided further that if more that thirty (30) days are required to complete such performance, the cure period shall not be deemed to have run so long as Tenant commences to cure such default within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this Section is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.


20. LANDLORD'S REMEDIES. Landlord shall have the following remedies if Tenant is in default. (These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law): Landlord may terminate Tenant's right to possession of the Premises at any time. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. Upon termination of Tenant's right to possession, Landlord has the right to recover from Tenant: (1) the worth of the unpaid Rent that had been earned at the time of termination of Tenant's right to possession; (2) the worth of the amount of the unpaid Rent that would have been earned after the date of termination of Tenant's right to possession; (3) any other amount, including but not limited to, expenses incurred to relet the Premises, court, attorney and collection costs, necessary to compensate Landlord for all detriment cause by Tenant's default. Landlord acknowledges that those amounts due under subsections (2) and (3) above are subject to such obligation of Landlord to mitigate damages as exists under the laws of the State of Washington. "The Worth," as used for Item (1) in this Paragraph 20 is to be computed by allowing interest at the rate of 18 percent per annum. If the interest rate specified in this Lease is higher that the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law. "The Worth" as used for Item (2) in this Paragraph 21 is to be cumputed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of termination of Tenant's right of possession.

21. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right to enter the Premises at all reasonable times and with reasonable prior notice (except in an emergency, when no notice shall be required) for any of the following purposes: (a) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises or the Project that Landlord has the right or obligation to perform; (c) to post "for sale" signs at any time during the time, to post "for rent" or "for lease" signs during the last 90 days of the term, or during any period while Tenant is in default; (d) to show the Premises for sale to prospective brokers, agents, or buyers at any time during the term, and for lease to prospective brokers, agents or tenants at any time during the last 180 days of the term, or (e) to repair, maintain or improve the Project and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry onto the Premises as provided in this Section 21. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 21. Landlord shall conduct his activities on the Premises as provided herein in a commercially reasonable manner so as to limit inconvenience, annoyance or disturbance to Tenant to the maximum extent practicable. For each of these purposes, Landlord shall at all times have and retain a key with which to unlock all the doors in, upon and about the Premises, excluding Tenant's vaults and safes. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of the Premises without prior written consent of Landlord. If Landlord gives its consent, Tenant shall furnish Landlord with a Key for any such lock.

22. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or any beneficiary of a Deed of Trust with a lien on the Project or any ground lessor with respect to the Project, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Project, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or Deed or Trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord, at the option of such successor in interest. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord any additional documents evidencing the priority or subordination of this Lease with respect to any such ground lease or underlying leases or the lien of any such mortgage or Deed of Trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such document in the name and on behalf of Tenant.

     Tenant, within ten days from notice from Landlord, shall execute and deliver to Landlord, in recordable form, certificates stating that this Lease is not in default, is unmodified and in full force and effect, or in full force and effect as modified, and stating the modifications. This certificate should also state the amount of current monthly Rent, the dates to which Rent has been paid in advance, and the amount of any security deposit and prepaid Rent. Failure to deliver this certificate to Landlord within ten days shall be conclusive upon Tenant that this Lease is in full force and effect and has not been modified except as may be represented by Landlord.

23. NOTICE. Any notice, demand or request required hereunder shall be given in writing to the party's facsimile number or address set forth in Section 1 hereof by any of the following means: (a) personal service; (b) electronic communication, whether by telex, telegram or facsimile; (c) overnight courier; or (d) registered or certified, first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as above provided. Any notice, demand or request sent pursuant to either subsection (a) or (b) hereof shall be deemed received upon such personal service or upon dispatch by electronic means with electronic confirmation of receipt. Any notice, demand or request sent pursuant to subsection (c) hereof shall be deemed received on the business day immediately following deposit with the overnight courier and, if sent pursuant to subsection (d), shall be deemed received forty-eight
     (48) hours following deposit in the U.S. mail.

24 WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish termination of the Lease. Landlord's consent to or approval or any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. TENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT, WHERE TENANT HAS RECEIVED A NOTICE TO CURE DEFAULT (WHETHER RENT OR NON-RENT), NO ACCEPTANCE BY LANDLORD OF RENT SHALL BE DEEMED A WAIVER OF SUCH NOTICE, AND, INCLUDING BUT WITHOUT LIMITATION, NO ACCEPTANCE BY LANDLORD OF PARTIAL RENT SHALL BE DEEMED TO WAIVE OR CURE ANY RENT DEFAULT. LANDLORD MAY, IN ITS DISCRETION, AFTER RECEIPT OF PARTIAL PAYMENT OF RENT, REFUND SAME AND CONTINUE ANY PENDING ACTION TO COLLECT THE FULL AMOUNT DUE, OR MAY MODIFY ITS DEMAND TO THE UNPAID PORTION. IN EITHER EVENT THE DEFAULT SHALL BE DEEMED UNCURED UNTIL THE FULL AMOUNT IS PAID IN GOOD FUNDS.

25. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the term, Tenant shall surrender to Landlord the Premises and all Tenant improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant has the right or is obligated to remove under the provisions of Section 13 herein. Tenant shall remove all personal property including, without limitation, all data and phone wires, wallpaper, paneling and other decorative improvements of fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant's personal property before the expiration of the term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord can elect to retain or dispose of in any manner Tenant's personal property not removed from the Premises by Tenant at or prior to the expiration of the term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of Tenant's personal property. Tenant shall be liable to Landlord for Landlord's cost for storage, removal or disposal of Tenant's personal property.

     If Tenant, with Landlord's consent, remains in possession of the Premises after expiration or termination of the term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided under Washington law, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy. During any holder term, Tenant shall pay Minimum Monthly Rent in an amount equal to 125% over of Minimum Monthly Rent for the last full calender month during the regular term plus 100% of Tenant's share of Expenses pursuant to Section 4(b)(3).

26. LIMITATION OF LANDLORD'S LIABILITY. In consideration of the benefits accruing hereunder, Tenant agrees that, in the event of any actual or alleged failure, breach or default of this Lease by Landlord, Landlord's liability under this Lease shall be limited to, and Tenant shall look only to Landlord's interest in the Project and the rents and proceeds (including insurance proceeds) thereof.

27. BUILDING PLANNING. If Landlord requires the Premises for use in conjunction with another suite or for other reasons connected with the Project planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Project that is substantially the same in size, configuration and tenant improvements, such move (including out-of-pocket ancillary costs such as reprinting of stationary) to be at Landlord's sole cost and expenses. Upon such move, the terms and conditions of the original Lease shall remain in full force and effect, save and excepting that a revised Exhibit "A" shall become part of this Lease and shall reflect the location of the new space and Section 1 of this Lease shall be amended to include and state all correct data as to the new space.

28.  MISCELLANEOUS PROVISIONS.

     A. TIME OF ESSENCE. Time is of the essence of each provision of this Lease.

     B. SUCCESSOR. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 18 herein.

C. LANDLORD'S CONSENT. Except as otherwise specifically provided herein, any consent required by Landlord under this Lease must be granted in writing and may be withheld or conditioned by Landlord in its sole and absolute discretion.

D. COMMISSIONS. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner, except for the broker identified in Section 1, who shall be compensated by Landlord. Landlord and Tenant recognize that it is possible that they may hereafter make additional agreements regarding further extension or renewal of this Lease or a new lease or leases for all or one or more parts of the Premises or other space in the Project for a term or terms commencing after the Commencement Date of this Lease. Landlord and Tenant recognize that it is also possible that they may hereafter modify this Lease to add additional space or to substitute space as part of the Premises. If any such additional agreements, new leases or modifications to this Lease are made, Landlord shall not have any obligation to pay any compensation to any real estate broker or to any other third person engaged by Tenant to render services to Tenant in connection with negotiating such matters, regardless of whether under the circumstances such person is or is not regarded by the law as an agent of Landlord.

E. OTHER CHARGES. If either party commences any litigation against the other party or files an appeal of a decision arising out of or in connection with the Lease, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and reasonable attorneys' fees charged to Landlord in addition to Rent, late charges, interest and other sums payable under this Lease.

F. FORCE MAJEURE. Landlord shall not be deemed in default hereof nor liable for damages arising from its failure to perform its duties or obligations hereunder if such is due to causes beyond its reasonable control, including, but not limited to, acts of God, acts of civil or military authorities, fires, floods, windstorms, earthquakes, strikes or labor disturbances, civil commotion, delays in transportation, governmental delays or war.

G. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the "Rules and Regulations", a copy of which is attached hereto as Exhibit E, and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the violation or non-performance by any other tenant or occupant of the building or Project of said tenant or occupant's lease or of any of said Rules and Regulations.

H. LANDLORD'S SUCCESSORS. In the event of a sale or conveyance by Landlord of the Project, the same shall operate to release Landlord from any liability under this Lease, and in such event Landlord's successor in interest shall be solely responsible for all obligations of Landlord under this Lease.

I. INTERPRETATION. This Lease shall be construed and interpreted in accordance with the laws of the state in which the premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. "Party" shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon the party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

J. CLEAN AIR ACT. Tenant acknowledges that Landlord has not made any made any portion of the Premises or the Building accessible for smoking in compliance with WAC 296-62-12000. If Tenant wishes to make any portion of the Premises accessible for smoking, Tenant shall make all improvements necessary to comply with all applicable governmental rules and regulations. Tenant acknowledges that the
                                      18
          indemnity contained in Section 14 of the Lease includes, but is not limited to claims based on the presence of tobacco smoke as a result of the activities of Tenant, its employees, agents, or guests.

30. RIGHT OF FIRST OPPORTUNITY. This Right of First Opportunity shall apply to those portions of the Building not included within the initial Premises (the "Expansion Space"). At such time as Landlord intends to offer all or part of the Expansion Space for lease (other than pursuant to an expansion or renewal right of another tenant existing as of the date of full execution of this Lease), Landlord shall so notify Tenant, which notice shall include the terms (rate, term, etc.) on which Landlord intends to offer the Expansion Space or part thereof (the "Offered Space"). Regardless of whether Landlord intends to offer a tenant improvement allowance to the general public, in its notice to Tenant, Landlord shall set forth what the offer would be if a Five Dollar ($5.00) per rentable square foot improvement allowance were offered for improvement of the Expansion Space. In addition, the Expansion Space shall include use of parking stalls, without charge, at the same ratio of parking stalls to rentable square footage of the Expansion Space as exists with respect to the rentable square footage of the initial Premises and the number of parking stalls provided pursuant to Section 1(1). If Landlord is offering a portion of the Expansion Space in conjunction with other, adjacent space, Landlord may designate the entirety of such offered space as the Offered Space. Tenant shall have five (5) business days from receipt of such notice to notify Landlord that Tenant agrees to enter into a lease for the Offered Space on the terms stated in Landlord's notice or to enter into a lease for the Offered Space on such other terms as may be mutually agreeable to Landlord and Tenant in their sole discretion. If Tenant does not enter into a lease for the Offered Space as provided in the proceeding sentence, this Right of First Opportunity immediately and without further action by Landlord terminate in its entirely. The Right of First Opportunity shall be exercisable by Tenant only if Tenant is in possession of the Premises under this Lease and is not then nor has ever been in material default under this Lease. The Right of First Opportunity is personal to Tenant and shall not be exercisable by any assignee or sublessee.

31. OPTION TO RENEW. Tenant is granted the right to extend the term of this Lease beyond the expiration date of the initial term for two periods of thirty-six (36) months each (each an "Extended Term"). Tenant may not exercise its Extension Right if it is then in default beyond any applicable cure period or if it has ever been in default beyond any applicable cure period more than two (2) times in any twelve (12) month period. Tenant may exercise its Extension Right by delivering written notice thereof to Landlord not earlier than one (1) year and not later than nine (9) months prior to the expiration of the initial term or First Extended Term, as applicable. In each Extended Term, all terms and conditions of this Lease shall apply, except (i) there shall be no Tenant Improvement Allowance,
     (ii) paragraph 30 of this Lease shall not apply, and (iii) the Minimum Monthly Rent for each Extended Term shall be the then prevailing market rate for a similar lease and term for similarly situated and improved space in the Bothell-Woodinville High-Tech Industrial Market (the "Fair Market Rent"), provided that in no event shall the Minimum Monthly Rent for the Extended Term be less than the Minimum Monthly Rent for the last month of the immediately prior term. In calculating Fair Market Rent, the then-existing monthly rate for non-renewal tenants shall be used, without deduction for commissions or tenant improvement allowances.

     Extension Rights shall apply to all of the Premises then under lease to Tenant. Tenant's Extension Right is personal and may not be exercised by any assignee or sublessee other than an affiliate of Tenant or a successor by merger or consolidation.

     If Landlord and Tenant are not able to agree on the Fair Market for the Extended Term within thirty days after Tenant's notice of election to renew, then such Fair Market Rent shall be determined as follows. Landlord and Tenant shall each select an appraiser with at least ten years experience in the office/high-tech industrial market in the eastside area. If the two appraisers are unable to agree within ten days after their selection, they shall select a similarly qualified third appraiser (the "Neutral Appraiser"). Within twenty days after selection of the Neutral Appraiser, the three appraisers shall simultaneously exchange determinations of Fair Market Rent. If the lowest appraisal is not less than ninety percent (90%) of the highest appraisal, then the three appraisals shall be averaged and the result shall be the Fair Market Rent. If the lowest appraisal is less than ninety percent (90%) of the highest appraisal, then the Fair Market Rent shall be deemed the rent set forth in the appraisal submitted an appraiser appointed by a party that is closest in dollar amount to the appraisal submitted by the Neutral Appraiser.


          Landlord:      TMT-BOTHELL, LLC

          By  /s/ Charles McIntyre
             ----------------------------
          Its  Vice-President


          By ____________________________
          Its
          Tenant:________________________


          By  /s/ Kevin M. Goodwin
             ----------------------------
          Its  President, CEO


          By ____________________________
          Its


STATE OF WASHINGTON         )
                            )ss.
COUNTY OF KING              )


          I certify that I know or have satisfactory evidence that Charles McIntyre is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument as the Vice President of TMT-BOTHELL, LLC to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

          Dated: 5/13/98


                                        /s/ Jamie Westlund
     [Stamp Appears Here]               -------------------------------
                                                (Signature)


                                            JAMIE WESTLUND
                                        -------------------------------
                                                (Print Name)


                                        Notary Public, in and for the State of
                                        Washington, residing at Seattle
                                        My Commission Expires 2/4/01

                                  SCHEDULE 1

                                LANDLORD'S WORK


BUILDING IMPROVEMENTS TO BE PROVIDED BY THE LANDLORD
----------------------------------------------------

All improvements provided by the Landlord shall be considered building standard and will be constructed using building standard materials, and finishes. Landlord shall be solely responsible for the work and expense of providing the following building improvements:


     (1) Separating of the existing HVAC and electrical systems to create a multi-tenant configuration for the building.

          (a) The building electrical power distribution shall circulate through the four existing electrical rooms. Each electrical room to be separately metered. Two electrical rooms on the first floor and two rooms on the second floor. Each electrical room shall have; a 300 APM 480/277 panel board with associated breakers for lighting; a power distribution transformer and HVAC equipment, and a 1400 AMP 120/208 volt 84 circuit two section panel for distribution of Tenant's power outlets and 120 volt loads.

          (b) Landlord shall provide separate gas meters to HVAC equipment serving the first and second floors.


     (2) The premises shall be demised as such to create a secure space for Tenant, including a Premise entry door with closure and lockset located in the first floor lobby and second floor fire stairs.

     (3) Landlord shall provide three (3) secured doors with locksets and closures to provide a secured space for the tenant. One (1) door to be located at the first floor common entry lobby. One (1) door each on the second floor of the fire exit stairways, west and north sides.

     (4) Landlord shall create a first floor lobby area to provide a multi-tenant common area entrance to the building with security card access at the main entry door.

     (5) Landlord shall provide keyed elevator access for after hour security and access to the premises located on the second floor.

     (6) Any modifications made to the Building by the Landlord will be compliant with the Americans With Disabilities Act (ADA).

     (7) Landlord shall replace any missing window coverings for all exterior glazing. Replacement blinds shall match existing.

                                  SCHEDULE 2

                                 TENANT'S WORK

                       (TO BE INCLUDED AT A LATER DATE)

                           FIRST AMENDMENT TO LEASE


     This FIRST AMENDMENT TO LEASE ("First Amendment") is made this 12/th/ day of May, 1998, by and between TMT-BOTHELL LLC ("Landlord") SONOSIGHT, INC. ("Tenant").


                                   RECITALS
                                   --------

     Landlord and Tenant are parties to that certain lease dated May 12, 1998, (the "Lease") for premises located at 19807 North Creek Parkway, Bothell, Washington 98011.

     Landlord and Tenant wish to amend the Lease as more fully set forth herein.

     Except as specifically set forth herein, all capitalized terms in this First Amendment shall have the meanings assigned the Lease.


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

     1. As used in the Lease, the "Project" shall be the building shown as Building 4 on Exhibit B to the Lease. The Project is part of a larger development (the "Development") as shown on said Exhibit B, Tenant shall have the non-exclusive right in common with the tenants of Building 3 to use the exterior portions of the Development (i.e., excluding the interior of Building 3). Landlord may include within the Rules and Regulations reasonable and non-discriminatory provisions regulating such joint use. Tenant's parking stalls as provided in
          Section 10 of the Lease shall consist of unreserved use of the number of stalls specified in Section 1(L) of the Lease within those parking stalls shown on Exhibit B in the Development as a whole. Landlord shall use reasonable best efforts to insure that Expenses relating to the interior portions of Building 3 and Building 4 are separately charged and accounted for. If and to the extent any Expenses are charged to the Development as a whole (as will be the case, for example, with respect to business park association dues, landscape maintenance, irrigation water, and Real Estate Taxes), those Expenses shall be allocated in the proportion of 28.24% to Building 3 and 71.76% to Building 4.

     2. Except as specifically set forth herein, the Lease is unmodified and is and remains in full force and effect.

                                        Landlord:  TMT-BOTHELL, LLC


                                        By       /s/ Charles McIntyre
                                          -------------------------------------
                                         Its     VICE PRESIDENT


                                        By_____________________________________
                                         Its
                                        Tenant:  SONOSIGHT, INC.


                                        By      /s/ Mark Manum
                                          -------------------------------------
                                         Its     Sr. Mgr. Finance


                                        By_____________________________________
                                         Its

STATE OF WASHINGTON      )
                         )ss.
COUNTY OF KING           )

     I certify that I know or have satisfactory evidence that Charles McIntyre is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument as the Vice President of TMT-BOTHELL, LLC to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated 5/13/98

                                             /s/ Jamie Westlund
                                             ---------------------------------
                                                 (Signature)

[STAMP APPEARS HERE]                             JAMIE WESTLUND
                                             ---------------------------------
                                                 (Print Name)
                                             Notary public, in and for the
                                             State of WASHINGTON, residing at
                                             Seattle.
                                             My Commission Expires 2/4/01

STATE OF WASHINGTON      )
                         )ss.
COUNTY OF [ILLEGIBLE]^^  )

     I certify that I know or have satisfactory evidence that ????? are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

     Dated: May 12, 1998

                                             /s/ Kevin J. Grady
                                             --------------------------------
                                                  (Signature)

[NOTARY SEAL APPEARS HERE]                       KEVIN J. GRADY
                                             ---------------------------------
                                                  (Print Name)
                                             Notary Public, in and for the State
                                             of Washington, residing at Seattle
                                             My Commission Expires 6/15/98

STATE OF WASHINGTON      )
                         )ss.
COUNTY OF SNOHOMISH      )


          I certify that I know or have satisfactory evidence that Kevin N. Goodwin is the person who appeared before me, and said person acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the signature of Kevin N. Goodwin to be the free and voluntary act of such party for the uses and the purposes mentioned in the instrument.

          Dated: May 9, 1998.

                                             /s/ Kevin N. Grady
                                             -----------------------------
                                                      (Signature)

                                             KEVIN J. GRADY
                                             -----------------------------
                                                     (Print Name)

                                             Notary Public, in and for the State
     [NOTARY SEAL APPEARS HERE]              of Washington, residing at Seattle
                                             My Commission Expires 6/15/99

                                   EXHIBIT A

                                 THE PREMISES


                           [FLOOR PLAN APPEARS HERE]


          SECOND FLOOR PLAN -
          -------------------------------
          NOT TO SCALE



________________________________________________________________________________
                     NORTH CREEK TECH CENTER - BUILDING 4
                              BOTHELL, WASHINGTON

                                   EXHIBIT B

                                  THE PROJECT


Legal Description: Lot 4, Plat of Koll Company North Creek as Recorded in Volume 132 pages 29-35 Records of King County, Washington.

                              [PLAN APPEARS HERE]

                                   EXHIBIT C

                       CERTIFICATE OF COMMENCEMENT DATE



SonoSight, Inc.
19807 North Creek Parkway, Second Floor
Bothell, WA 98011


RE:  Lease Agreement Commencement Date
     North Creek Technical Center I - Building 4
     19807 North Creek Parkway, Suite 200
     Bothell, Washington 98011


To Whom It May Concern:

Per Section 3, Term, of the Lease Agreement between TMT-Bothell, LLC and SonoSight, Inc., the commencement and expiration date of the Lease are as follows:

     Commencement Date:____________________________

     Expiration Date:  ____________________________

If this date is in agreement with your records, please acknowledge by signing in the space provided below and return a copy of this Exhibit C to our office as soon as possible.

SONOSIGHT, INC.

Acknowledged By:    _______________________________

Its:                _______________________________


Return to Landlord at:

TMT-Bothell, LLC
c/o Koehler, McFadyen & Company
1601 Fifth Avenue, Suite 2210
Seattle, WA 98101

                                   EXHIBIT D

                                    SIGNAGE
                            NORTH CREEK TECH CENTER


The sign criteria have been established for the purpose of maintaining the overall appearance of the North Creek Tech Center. It must comply with the covenants, conditions, and restrictions of North Creek Tech Center. Conformation will be strictly enforced. Any sign installed without approval of the Landlord will be brought into conformity at the expense of the Tenant.

                                 REQUIREMENTS
                                 ------------

1.   Landlord shall provide the following signage at no cost to Tenant:

     a) Tenant's name and suite number on all exterior project directories and one (1) mailbox.

     b)   Tenant's suite number on interior suite plaque.

2. Tenant shall be responsible for the construction and installation of building mounted company signs where applicable.

3. No advertisement, sign, lettering, notice, or device shall be placed in or upon the Premises including windows, walls, and exterior doors except such as may be reasonably approved in writing by Landlord.

                                SPECIFICATIONS
                                --------------

1. The style, color, and size of the individual company's name shall be standard and in conformity to the Landlord's reasonable approval.

2. The placement of any sign and or attachment to the Building will be directed by the Landlord.

3.   No electrical or audible signs will be permitted.

4. Except as provided herein, no advertising placards, banners, pennants, names, insignia trademarks, or other descriptive material shall be affixed or maintained upon the glass panes, exterior walls, landscaped areas, or parking areas.

                                   DIRECTORY
                                   ---------

1.   Each Tenant shall be allowed a space on the building directory sign.

2. Method of attachment, location, color, and size shall be in standard conformity and shall be up to the Landlord's reasonable approval.


Please contact:     Koehler, McFadyen & Company
                    1601 Fifth Avenue, Suite 2210
                    Seattle, WA 98101
                    (206)682-2680

                                   EXHIBIT E

                             RULES AND REGULATIONS

1. No advertisement, sign, lettering, notice, or device shall be placed in or upon the Premises including windows, walls, and exterior doors except such as may be approved in writing by Landlord.

2. Lettering upon the directory board and the doors as required by Tenant shall be made by the sign company designated by Landlord.

3. The entrances, corridors, stairways, and elevators shall not be obstructed by Tenant, or used for any other purpose than ingress or egress to and from Premises. Tenant shall not bring into or keep any animal within Building.

4. Tenant will not use or permit to be used in said Premises anything that will overload any floor or part thereof.

5. Canvassing, soliciting, and peddling in Building are prohibited and each Tenant shall cooperate to prevent such activity.

6. The requirements of tenants will be attended to only upon application at the main office of the Landlord's property manager. Landlord's employees shall not perform any work or do anything outside of their regular duties, except on issuance of special instructions from Landlord. If Landlord's employees are made available for the assistance of any tenants, Landlord shall be paid for their services by such tenants at reasonable hourly rates.

7. Landlord reserves the right to close and keep locked all Common Area entrance and exit doors of the Building on Sundays and legal holidays and between the hours of 6:00 p.m. of any day and 7:00 a.m. of the following day.

8. Tenant shall exercise care and caution to insure that all water faucets or water apparatus and electricity are carefully and entirely shut off before Tenant or its employees leave Building, so as to prevent waste or damage. Tenant shall be responsible for any damage to Premises or Building and for all damage or injuries sustained by other tenants or occupants of Building arising from Tenant's failure to observe this provision.

9. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

10. On Saturdays, Sundays, and legal holidays, and on other days between the hours of 6:00 p.m. and 7:00 a.m. the following day, access to the Building, or to the halls, corridors, elevators, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and he has a pass or is properly identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the Tenants and protection of property in the Building and the Building.

                                   EXHIBIT F

                              PREMISES COMPLETION

This Work Letter Agreement, is entered into in conjunction with that certain lease dated 5/12/98 by and between TMT-Bothell, LLC. ("Landlord") and SonoSight, Inc. ("Tenant").

                                   RECITALS:

     A. Concurrently with the execution of this Work Letter Agreement, Landlord and Tenant have entered into a lease (the "Lease") covering certain premises (the "Premises") more particularly described in Exhibit "A" attached to the Lease.

     B. In order to induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this Work Letter Agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant hereby agree as follows:

                           1. PREMISES IMPROVEMENTS.

     Reference herein to "Premises Improvements" shall include (i) that certain work, to be performed by Landlord at Landlord's expense, consisting of the shell demising improvements more specifically set forth on Schedule 1 hereto ("Landlord's Work"), which shall be designed and constructed at Landlord's expense, and (ii) all other work necessary to improve the Premises to Tenant's desired condition, which work shall be performed by Tenant at Tenant's expense, subject to the Tenant Improvement Allowance provided herein ("Tenant's Work"). Tenant's Work includes, but is not limited to, those items listed on Schedule 2 hereto.

                            2. COMPLETION SCHEDULE.

     Within ten (10) days after the execution of the Lease, Landlord shall deliver to Tenant a schedule (the "Work Schedule") setting forth a timetable for the planning and completion of the installation of the Tenant's Work to be constructed in the Premises, and the Commencement Date for the term of the Lease. The Work Schedule shall set forth each of the various items of work to be done by or approval to be given by Landlord and Tenant in connection with the completion of the Tenant's Work. Such Schedule shall become the basis for completing the Tenant Improvement work.

                        3. PREMISES IMPROVEMENT PLANS.

     Immediately after the execution of the Lease, Tenant agrees to meet with Landlord's architect and/or space planner for the purpose of preparing a space plan for the layout of the Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Tenant's Work. Such final working drawings and specifications may be referred to herein as the "Tenant Work Plans." The Tenant's Work Plans must be consistent with Landlord's standard specifications (the "Standards") for tenant improvements for the Building, as the same may be changed from time to time by Landlord.

                         4. NON-STANDARD IMPROVEMENTS.

     Landlord shall permit Tenant to deviate from the Standards for the Tenant's Work; provided that (a) the deviations shall not be a lesser quality than the Standards, (b) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (c) the deviations do not require building service beyond the level normally provided to other tenants in the Building and do not overload the floors; and (d) Landlord has reasonably determined that the deviations are of a nature and quality that are consistent with the overall objectives of the Landlord for the Building.

                     5. FINAL PRICING AND DRAWING SCHEDULE

     After the preparation of the space plan and after Tenant's written approval thereof, in accordance with the Work Schedule, Landlord shall cause its architect to prepare and submit to Tenant the final working drawings and specifications referred to in Paragraph 3 hereof. Such working drawings shall be approved by Landlord and Tenant in accordance with the Work Schedule and shall thereafter be submitted to the appropriate governmental body by Landlord's architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made any changes in the plans and specifications necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, in accordance with the Work Schedule, taking into account any modifications which may be required to reflect changes in the plans and specifications required by the City or County in which the Premises are located. After final approval of the working drawings, no further changes to the Tenant Improvement Plans may be made without the prior written approval from both Landlord and Tenant, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant hereby acknowledges that any such changes shall be subject to the terms of Paragraph 7 hereof.

                       6. CONSTRUCTION OF TENANT'S WORK.

     After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Tenant's Work has been issued, Landlord shall enter into a construction contract with its contractor and a construction manager for the installation of the Tenant's Work in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work and shall use its best efforts to secure substantial completion of the work in accordance with the Work Schedule. The cost of such work shall be paid as provided in Paragraph 7 hereof. Landlord shall not be liable for any direct or indirect damages as a result of delays in construction beyond Landlord's reasonable control, including, but not limited to, acts of God, inability to secure governmental approvals or permits, governmental restrictions, strikes, availability of materials or labor or delays by Tenant (or its architect or anyone performing services on behalf of Tenant).

                   7. PAYMENT OF COST OF THE TENANT'S WORK.

a. Landlord hereby grants to Tenant a "Tenant Allowance" of Two Hundred Eighty Three Thousand Nine Hundred Forty Eight Dollars ($283,948). Such Tenant Allowance shall be used only for:

     (1) Construction of the Tenant's Work, including, without limitation, the following:

          (a) Installation within the Premises of all partitioning, doors, floor coverings, ceilings, wall coverings and painting, millwork and similar items.

          (b) All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises.

          (c) The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises, including the cost of meter and key control for after-hour air conditioning.

          (d) Any additional Tenant requirements including, but not limited to, odor control, special heating, ventilation and air conditioning, noise or vibration control or other special systems.

          (e) All fire and life safely control systems such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories installed within the Premises.

          (f) All plumbing, fixtures, pipes and accessories to be installed within the Premises.

          (g)  Testing and inspection costs.

          (h) Contractor's fees, including but not limited to any fees based on general conditions.

     (3) All other costs to be expended by Landlord in the construction of the Tenant's Work, including those costs incurred by Landlord for construction of elements of the Tenant's Work in the Premises.

          a. The cost of each item shall be charged against the Tenant Allowance. In the event that the cost of installing the Tenant's Work, as established by Landlord's final pricing schedule, shall exceed the Tenant Allowance, or if any of the Tenant's Work are not to be paid out of the Tenant Allowance as provided above, the excess shall be paid or bonded by Tenant to Landlord prior to the commencement of construction of the Tenant's Work. The Tenant Allowance will not be used for the payment of extraordinary design work not included within the scope of Landlord's building standard improvements or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

          b. In the event that, after the Tenant Improvement Plans have been prepared and a price therefore established by Landlord, Tenant shall require any changes or substitutions to the Tenant Improvement Plans, any additional costs thereof shall be paid by Tenant to Landlord prior to the commencement of such work. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with Paragraph 3 and 4 above, or if the change would, in Landlord's opinion, unreasonably delay construction of the Premises Improvements.

          c. In the event that the cost of the Tenant's Work increases as set forth in Landlord's final pricing due to the requirements of any governmental agency, Tenant shall pay Landlord the amount of such increase within five (5) days of Landlord's written notice; provided, however, that Landlord shall first apply toward such increase any remaining balance in the Tenant Allowance.

          d. In addition to providing the Tenant Improvement Allowance, Landlord shall contract for and pay for the reasonable cost of preparation of space plans and Tenant's Work Plans for Tenant's Work and the permit for Tenant's Work.